UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: November 6, 2013

CTS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Indiana	1-4639	35-0225010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

905 West Boulevard North
Elkhart, Indiana		46514
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (574) 523-3800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2013, Thomas A. Kroll, Vice President and Chief Financial Officer of CTS Corporation (the “Company”) notified the Company of his intention to retire from the Company, effective March 31, 2014.

Effective November 11, 2013, in connection with Mr. Kroll’s resignation, the Board of Directors has appointed Ashish Agrawal, 42, Vice President and Chief Financial Officer of the Company. Mr. Agrawal will serve as both the Company’s principal financial officer and principal accounting officer. Mr. Agrawal was elected Vice President Treasury and Corporate Development on June 13, 2011. Prior to this employment with CTS Corporation, Mr. Agrawal served as Senior Vice President and Chief Financial Officer with Dometic Corporation in Elkhart, IN from December 2007. Mr. Agrawal’s base compensation will increase to $275,000 effective with his position change. Mr. Agrawal will also continue to participate in the company’s annual performance-based cash incentive program (Management Incentive Plan) as well as the company’s annual time-based and performance-based equity compensation programs.

Also effective November 11, 2013, the Board of Directors has appointed Anthony Urban, 52, Vice President and General Manager of the Automotive business unit. Mr. Urban previously served as Vice President Program Management of the Automotive business unit.

Also effective November 11, 2013, Lawrence J. Lyng has accepted the position of Vice President Europe and Asia Sales and Business Development. Mr. Lyng’s compensation package is unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTS CORPORATION

/s/ Kieran M. O’Sullivan
By:	Kieran M. O’Sullivan
President and Chief Executive Officer

Date: November 13, 2013